UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Hartford Mutual Funds, Inc.

The Hartford Mutual Funds II, Inc.

Hartford Funds Exchange-Traded Trust

Lattice Strategies Trust

(Name of Registrants as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

From:
To:
Subject:	TEST | Hartford Funds Proxy: A Simple Guide to the Vote and What Your Clients May Receive
Date:

Hi,

Some of your clients who own Hartford Funds may be hearing from Broadridge, our proxy solicitor, about a shareholder vote. This note explains in simple terms what they’re being asked to vote on and how they may be contacted over the next few weeks, so you’re ready if they call you. We appreciate you helping your clients navigate proxies. We know they aren’t fun but they are required by law.

Why is there a vote? Wellington Management has agreed to acquire Hartford Funds. When a fund’s adviser gets a new owner, the law requires the fund’s shareholders to approve new advisory agreements. Your clients will still own the same funds. The transaction isn’t expected to change the value of their shares, and there are no changes to the funds’ investment objectives, strategies, portfolio managers or fees as a result of the transaction.

The proposals in plain English:

1.

Approve new advisory agreements (all funds). This is like renewing a contract with the same terms. The new advisory agreements are substantially identical to the current ones, and the advisory fee rate doesn’t change.

2.	Elect 10 directors (all funds). Directors are the board that oversees the funds for shareholders. Nine of the nominees serve on the board today, and one would be new.
3.

Change from “diversified” to “non-diversified” (8 funds only). Some markets are now dominated by a few very large companies. This change would let the portfolio managers hold larger positions in those companies when they think it’s appropriate. It doesn’t change any fund’s investment objective or philosophy. The change could allow for greater risk-taking, but the portfolio managers currently intend to keep using substantially similar risk and volatility guidelines. This proposal applies only to Hartford Growth Opportunities, Hartford Capital Appreciation, Hartford Capital Appreciation HLS, Hartford Core Equity, Hartford Disciplined Equity HLS, Hartford Healthcare, Hartford Healthcare HLS and Hartford Emerging Markets Equity Funds.

The Funds’ boards recommend that shareholders vote FOR the proposals.

Your clients can vote For, Against or Abstain. A client has the option to vote For, Against or Abstain. Every one of those choices counts as a vote. The only way to stop the outreach is to vote. Once a client has voted all their funds and accounts, they’re removed from solicitation. A client who has just voted may still get a reminder that was already in the mail. If they believe they have voted and are still being contacted, it usually means they still have an unvoted account. Each fund and account has its own control number and must be voted separately.

What your clients may receive in the coming weeks. Phone calls and text messages will continue throughout the campaign. Clients who have already voted all their accounts won’t be contacted again. Other planned outreach (dates may change):

•	: Email reminders and priority or overnight mailings

•	November 5: Shareholder meeting date. For any fund that hasn’t yet received enough votes, the meeting will be adjourned, and solicitation will continue for that fund only.

•	: Potential adjournment letter and a second letter from the President start going out

•	: Another brief letter asking shareholders to call Broadridge (the proxy solicitor in this campaign)

A note on the brief letter: The letter is purposefully short and simply discloses that Hartford Funds has engaged Broadridge to assist with an important matter related to the shareholder’s investment. Our understanding is that this type of communication is a standard approach used in proxy solicitations. Calling the number on the letter connects the shareholder to Broadridge, where they can ask their questions about the proxy statement they previously received and, importantly, they can vote in a few minutes. They won’t be asked for their Social Security number.

How to vote (takes a few minutes):

•	Online: proxyvote.com, using the control number on the proxy card
•	Live agent: 855-496-3017. A client who doesn’t have their control number can verify their name and home address instead.
•	Touch-tone phone: the toll-free number on the proxy card
•	Mail: sign and return the proxy card

More information: hartfordfunds.com/proxy2026

Thank you for helping your clients through this campaign. Please reach out with any questions.

Proxies may be solicited from a representative of Hartford Funds Management Company, LLC or any affiliate. Information regarding the persons who may be deemed participants in the solicitation, and a description of their direct and indirect interests in the proposals, by security holdings or otherwise, is included in the definitive proxy statement and other relevant materials filed with the SEC. A copy of the definitive proxy statement can be found at hartfordfunds.com/proxy2026statement.

Forward-Looking Statements. Certain statements in this communication are “forward-looking statements” within the meaning of the federal securities laws. These statements are based on management’s current expectations and assumptions and are subject to risks, uncertainties, and changes in circumstances that could cause actual results to differ materially from those expressed or implied. Forward-looking statements include, among other things, statements regarding the proposed acquisition of Hartford Funds by Wellington Management, the expected timing and completion of the transaction, the outcome of the shareholder vote and required regulatory and fund approvals, and the anticipated effects and benefits to shareholders and statements regarding the anticipated continuity of each Fund’s investment objective, strategies, fees, and portfolio management team following completion of the transaction. There can be no assurance that the proposed transaction will be completed, or that it will be completed on the currently anticipated terms or timing. Neither Hartford Funds nor Wellington Management undertakes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by law.

Mutual funds are distributed by Hartford Funds Distributors, LLC (HFD), Member FINRA. ETFs are distributed by ALPS Distributors, Inc. (ALPS). Advisory services may be provided by Hartford Funds Management Company, LLC (HFMC) or its wholly owned subsidiary, Lattice Strategies LLC (Lattice). Certain funds are sub-advised by Wellington Management Company LLP and/or Schroder Investment Management North America Inc (SIMNA). Schroder Investment Management North America Ltd. (SIMNA Ltd) serves as a secondary sub-adviser to certain funds. HFMC, Lattice, Wellington Management, SIMNA, and SIMNA Ltd. are all SEC registered investment advisers. Hartford Funds refers to HFD, HFMC, and Lattice, which are not affiliated with any sub-adviser or ALPS. HFD, 690 Lee Road, Wayne, PA 19087, 1-610-386-4088.

This email message may constitute a commercial electronic mail message under the CAN-SPAM Act of 2003.

This email was sent to info@hartfordfunds.com.

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